SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEAENA, INC.

Date of Report (Date of earliest event reported) March 31, 2006

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-29781 (Commission File Number)	65-0142472 (IRS Employer Identification No.)

1181 Grier Drive, Suite B, Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (702) 740-4616

CRYSTALIX GROUP INTERNATIONAL, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

As of March 31, 2006, the registrant completed the Asset Purchase Agreement with U.C. Laser Ltd., entered into on December 29, 2005 but to be effective January 1, 2006, in which the registrant agreed to purchase all of the assets of U.C. Laser used in connection with the manufacturing, distribution and marketing of its decorative images and products. The assets acquired include U.C. Laser’s subsidiaries, U.C. Laser, Inc. and CIC Laser Technologies Ltd., as well as U.C. Laser’s worldwide, exclusive license to use the colored glass technology owned by Laser Glass Ltd. There was no relationship, other than in respect of this transaction, between U.C. Laser and the registrant or any affiliates of the registrant.

In consideration for the purchased assets, the registrant assumed the liabilities arising from or related to the purchased assets in the approximate amount of $4,924,000, and issued 2,276,795 shares of Class B Preferred Stock of the registrant. These shares of Class B Preferred Stock collectively have voting rights equal to 45% of all voting rights of all of the registrant’s capital stock outstanding immediately after the closing, determined on a fully diluted basis. Each shares of Class B Preferred Stock is convertible into 2.857 shares of common stock so that collectively, the Class B Preferred Shares issued to U.C. Laser are convertible into 6,505,129 shares of the registrant’s common stock, which, immediately after such conversion, represent 45% of all shares of the registrant’s capital stock then outstanding on a fully diluted basis.

Twenty percent, or 455,359 of the Class B Preferred Shares issued to U.C. Laser were placed into escrow to satisfy any obligations of U.C. Laser to indemnify the registrant for losses arising from (1) a material breach by U.C. Laser of any representation, warranty, covenant, restriction, or agreement made in the Asset Purchase Agreement or (2) fraud or an intentional misstatement by U.C. Laser. The escrow period shall terminate June 29, 2006.

Pursuant to an irrevocable proxy with respect to the Class B Preferred Shares granted by U.C. Laser, Kevin Ryan has the right to vote the shares, as well as any shares of common stock into which the Preferred Shares are convertible, for a period of one year commencing March 31, 2006. Kevin Ryan is the Chief Executive Officer, a director, and a principal shareholder of the registrant.

Under the terms of a Stockholder Agreement, which is to be effective for one year commencing March 31, 2006, the registrant granted each of Kevin Ryan and U.C. Laser the right of first refusal to purchase such portion of any new securities that the registrant may issue from time to time as may be required to enable each of them to maintain their respective percentage equity interest in the registrant. In the event that Mr. Ryan or U.C. Laser proposes to transfer any part of their equity interest in the registrant, the registrant has the first option to purchase such interest. To the extent that the registrant does not exercise this option, the other stockholder has the option to purchase such interest.

The registrant has agreed to register the common shares issuable upon conversion of the Class B Preferred Shares upon a written request from U.C. Laser at any time after March 31, 2007. In addition, the registrant granted piggy-back registration rights with respect to the underlying common shares.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As a result of the acquisition of the assets of U.C. Laser Ltd. on March 31, 2006, the registrant assumed liabilities of approximately $4,924,000, of which $3,120,000 are loans from Hapoalim Bank and Leumi Bank as follows:

Bank	Date Incurred	Original Principal Amount	Payments	Interest Rate	Maturity Date
Hapoalim Bank	05/06/2003	$200,000.00	$10,000 quarterly	Libor + 2.25%	05/06/2008
Hapoalim Bank	08/07/2004	$300,000.00	$15,000 quarterly	Libor + 2.43%	08/07/2009
Leumi Bank	05/22/2002	$375,000.00	$7,812.50 monthly	Libor + 1.85%	04/22/2007
Leumi Bank	09/12/2002	$80,000.00	$1,333.33 monthly	Libor + 3%	09/12/2007
Leumi Bank	06/05/2003	$67,000.00	$1,116.67 monthly	Libor + 3%	06/05/2008
Leumi Bank	12/23/2004	$180,000.00	$3,000 monthly	Libor + 3.55%	12/23/2009
Hapoalim Bank	06/20/2005	$917,000.00	At maturity	5.225%	04/29/2006
Hapoalim Bank	06/20/2005	$100,000.00	$25,000 quarterly	5.10%	04/29/2006
Leumi Bank	04/28/2004	$160,000.00	At maturity	Libor + 3%	04/28/2006

The registrant is in the process of negotiating a possible restructure of these loans.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure in Item 2.01 above.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The registrant’s board now consists of five members. Marshall D. Butler and Zvi Dinstein were appointed to fill the vacancies created by the increase in the size of the board.

Marshall D. Butler has been a general partner Infinity Venture Capital Fund, a joint US-Israel investment fund focused on building technology companies, with offices in New York Washington, D.C., and Tel Aviv. He founded Infinity Venture Capital Fund in 1997 to continue the activities of the Nitzanim Fund, which he founded in 1994. Mr. Butler was founded AVX Corporation in 1973, which later merged with Kyocera. He founded Alloys Unlimited, a sub components manufacturer for the semi-conductor industry in 1958. That company later merged with Plessey Ltd. in 1970. Mr. Butler is on the board of governors of Technion University, the New York State Council for Humanities, the Association of Resident Theaters of New York City, and the Jewish Community Relations Council. In 1998, he received the Prime Minister’s award for his achievements in bringing capital to Israel and in 2001, he received an Honoree Doctorate from Technion, Israel’s most prestigious engineering institution.

Dr. Zvi Dinstein has been a director of U.C. Laser Ltd. since its formation in 1999. Since 1985, Dr. Dinstein has been the chairman of the board of directors of the Belfer Center for Energy Research, which grants research funding and operates in cooperation with the Israeli Ministry of National Infrastructure and the Ministry of Environment. He is also the chairman of the board of directors of Dorot Properties and Holdings Ltd., Israel, and a director of various Israeli public companies on the Tel Aviv Stock Exchange, including Cable System Media Haifa – Hedera Ltd., Matav Investments Ltd. and F.I.B.I. Holding Company Ltd. Dr. Dinstein is also a member of the board of governors of the Tel Aviv University, the Weizman Institute of Science and The Hebrew University of Jerusalem. Formerly, he was a member of the Sixth and Seventh Knessets (Parliament) and also served as deputy Minister of Finance (1967 to 1969) and deputy Minister of Defence (1966 to 1967) of Israel. In 1977, he was appointed to be the Israeli Economic Minister in North America, accredited both to Washington and Ottawa.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 31, 2006, the registrant amended its Articles of Incorporation to change its name to “Seaena, Inc.” and reduce its authorized common stock to from 300,000,000 shares to 50,000,000 shares. It also effected a 1-for-35 reverse stock split whereby each stockholder shall receive one share for every 35 shares owned. Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, affected stockholders will receive a cash payment in an amount equal to $0.035 per pre-split share.

Item 8.01	Other Events

In connection with the name change to Seaena, Inc., the new trading symbol for the registrant’s common stock is “SEAI” and the new CUSIP number for the common stock is 811729 10 2, effective March 31, 2006.

Item 9.01	Financial Statements and Exhibits

The financial statements of U.C. Laser Ltd and pro forma financial information will be filed by amendment

Exhibits:

Regulation S-B Number	Document
2.1	Asset Purchase Agreement by and between U.C. Laser Ltd. and Crystalix Group International, Inc. dated as of December 29, 2005 (1)
2.2	Amendment to Asset Purchase Agreement dated February 1, 2006

Regulation S-B Number	Document
2.3	Second Amendment to Asset Purchase Agreement dated March 9, 2006
3.1	Certificate of Amendment
4.1	Certificate of Designation of Class B Preferred Stock
10.1	Escrow Agreement by and among Seaena, Inc., U.C. Laser Ltd., and Nevada Title Company dated March 31, 2006
10.2	Stockholder Agreement by and among Seaena, Inc., Kevin Ryan, and U.C. Laser Ltd. dated February 1, 2006
10.3	Registration Rights Agreement by and between Seaena, Inc. and U.C. Laser Ltd. dated February 1, 2006

(1)	Incorporated by reference to the exhibits to the registrant’s current report on Form 8-K filed January 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAENASEAENAS, INC.
April 5, 2006	By: s/ Doug E. Lee Doug E. Lee PresidentRobert McDermottR

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